                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT dated as of May 15, 2002 (this "Agreement), is by and between ONCURE TECHNOLOGIES CORP., a Florida corporation (the "Company"), and ALPINE VENTURE CAPITAL PARTNERS LP, a Delaware limited Partnership (the "Investor").

                                    RECITALS
                                    --------

     WHEREAS, the Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, a convertible note of the Company in the aggregate principal amount of $1.0 million and a warrant to purchase one million (1,000,000) shares of common stock, par value $.001 per share (the "Common Stock"), of the Company on the terms and subject to the conditions herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                          ISSUANCE OF CONVERTIBLE NOTE
                          ----------------------------

     SECTION 1.1 Authorization. The Company has duly authorized the issuance of the Note and the Warrant.

     SECTION 1.2 Purchase and Sale of the Convertible Note. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, at the Closing (as defined below) the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Company's Convertible Promissory Note in the form attached hereto as Exhibit A (the "Note") in the aggregate principal amount of $1,000,000 for an aggregate purchase price of $1,000,000.

     SECTION 1.3 Purchase and Sale of the Warrant. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, at the Closing, the Company shall issue to the Investor on account of the purchase of the Note a Warrant, in the form attached hereto as Exhibit B, to purchase 1,000,000 shares of Company's Common Stock.

     SECTION 1.4 Closing; Conditions to Closing. The closing of the sale of the Note and the Warrant (the "Closing") shall occur on the date hereof (the "Closing Date") upon the execution and delivery of this Agreement. The Investor's obligation to purchase the Note and Warrant is subject to compliance by the Company with its agreements and representations herein contained, and to the satisfaction, at or prior to the Closing, of the following conditions:

         (a) Related Agreements. Each of the Related Agreements shall have been executed and delivered in a form provided for herein, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with the prior written consent of the Investor. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing shall have been performed or complied with in all material respects.

         (b) Charter Documents; Good Standing Certificates. Investor shall have received from the Company (a) a copy of the Company's Charter, certified by the Florida Secretary of State to be true and complete as of a date no more than twenty (20) days prior to the Closing Date, and (b) a copy, certified by the Secretary of the Company (the "Secretary") to be true and complete as of the Closing Date, of the by-laws of the Company.

         (c) Proof of Corporate Action. Investor shall have received from the Company a copy certified by the Secretary thereof to be true and complete as of the Closing Date, of the records of all corporate actions taken to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company is a party.

         (d) Incumbency Certificate. Investor shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement and each of the Related Agreements to which the Company is to become a party.

         (e) Consents. Investor shall have received from the Company a copy of each of the consents set forth on Schedule 2.8 hereto.

         (f) Legal Opinion. Investor shall have received from Swidler Berlin Shereff Friedman, LLP a favorable opinion substantially in the form of Exhibit E hereto.

         (g) Payment of Certain Fees and Disbursements. The Company shall have reimbursed the Investor for all reasonable costs and expenses (including, but not limited to, legal and accounting expenses) incurred by it through the Closing Date in connection with the transactions contemplated by this Agreement and the Company shall have paid the reasonable legal fees and expenses of Edwards & Angell, LLP counsel to the Investor, through the Closing Date in connection with the transactions contemplated by this Agreement; provided, that the Company is delivered invoices and other evidences of such expenses and the amount of all such fees, costs and expenses does not exceed $25,000.

         (h) Charter Amendment. The Company's Charter shall have been amended by the filing of the Certificate of Designation with the Florida Secretary of State.

         (i) SBIC Letter. Investor shall have received from the Company a copy of the investment letter substantially in the form of Exhibit F hereto.

     SECTION 1.5 Tax Reporting. Together, the Note and the Warrant issued in accordance with Sections 1.2 and 1.3 constitute an "investment unit" for the purposes of Section 1273(c)(2)(A) of the Code. In accordance with Sections 1273(c)(2)(A) and 1273(b)(2) of the Code, the issue price of the investment unit is the aggregate purchase price of the Note and Warrant as set forth in Section
1.2 hereof. Allocating that issue price among the Note and Warrant in proportion to their fair market value, as required by Section 1273(c)(2)(B) of the Code and Treasury Regulation 1.1273-2(h)(1), results in the Warrant having an issue price of [$230,700] and the Note having an issue price of [$769,300]. None of the parties will take any position in its Federal, state, or local tax returns or otherwise that is inconsistent with the foregoing, unless required to do so by an applicable taxing authority.

                                   ARTICLE II
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY
            ---------------------------------------------------------

     The Company represents and warrants to, and agrees with, the Investor as follows:

     SECTION 2.1 Organization, etc. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects (excluding, with respect to prospects, general economic conditions and matters affecting the industry in which the Company operates that are not specific to the Company) of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits, to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and all related instruments and agreements executed in connection herewith. The Company is not in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party or to which its assets are subject which would, in any individual instance, or in any series of related instances, have a Material Adverse Effect.

     SECTION 2.2 Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement and each of the Related Agreements, to issue and sell the Note, the Warrant, the shares of Series H Cumulative Accelerating Redeemable Preferred Stock, par value $0.001 per share (the "Series H Preferred Stock"), of the Company issuable upon conversion of the Note, and the shares of Common Stock issuable upon conversion of the Series H Preferred Stock and the exercise of the Warrant and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements.

     SECTION 2.3 Authorization. This Agreement and each of the Related Agreements are valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The execution, delivery and performance of this Agreement and each of the Related Agreements and the issuance of the Note, the Warrant, the shares of the Series H Preferred Stock and the shares of the Common Stock have been duly authorized by all necessary corporation action of the Company.

     SECTION 2.4 Subsidiaries.

         (a) Except as set forth on Schedule 2.4(a) hereto, the Company does not have any Subsidiaries and does not own or hold of record and/or beneficially own or hold, directly or through a Subsidiary, any shares of any class of the capital of any corporation or any legal or beneficial ownership interest in any general or limited partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise.

         (b) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary and where the failure to so qualify would not have a Material Adverse Effect. Each of the Company's Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits, to own, lease and operate its properties and to conduct its business as presently conducted, as proposed to be conducted and where the failure to obtain such authorization, approval, order, license, certificate or permit would not have a Material Adverse Effect.

     SECTION 2.5 Validity of Shares. The shares of Series H Preferred Stock issuable upon conversion of the Note and the shares of Common Stock issuable upon conversion of the Series H Preferred Stock and the exercise of the Warrant have been duly and validly reserved and, upon issuance in accordance with the provisions of the Note, the Series H Preferred Stock and the Warrant (as applicable), will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances (other than any created by the Investor).

     SECTION 2.6 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.001 par value per share (of which 1,000 shares have been designated as Series H Preferred Stock). Without giving effect to the transactions contemplated by this Agreement, the issued and outstanding capital stock of the Company consists solely of (i) 10,222,513 shares of Common Stock, (ii) 1,000 shares of Series C Cumulative Accelerating Redeemable Preferred Stock, (iii) 1,000 shares of Series D Cumulative Accelerating Redeemable Preferred Stock, and (iv) 1,000 shares of Series E Cumulative Accelerating Redeemable Preferred Stock. Except as set forth on Schedule 2.6, there are no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company of, any Capital Stock or any securities convertible into or exchangeable, for, or exercisable into, its Capital Stock (other than the shares of preferred stock described in clauses (ii), (iii) and (iv) above) or any voting trusts, proxies or agreements relating to the voting of the Company's Capital Stock.

     SECTION 2.7 Governmental Consents. Except for filing an amendment to the Articles of Incorporation of the Company (setting forth the designations, preferences and relative rights, and the qualifications, limitations and restrictions of the Series H Preferred Stock) with the Department of State of the State of Florida, the execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the transactions contemplated by this Agreement, do not and will not require any registration with, consent or approval of, or notice to, with or by, any federal, state or other governmental authority or regulatory body, other than the periodic and other filings under the Securities Exchange Act of 1934, as amended, or as required to comply with the obligations of the Company under the Registration Rights Agreement.

     SECTION 2.8 No Violation. The execution and delivery of this Agreement and each of the Related Agreements will not (i) except as set forth in Schedule 2.8 attached hereto, conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) to the Company's knowledge, except as set forth in Schedule 2.8, result in a material default or breach of, or require any consent, approval, authorization or permit of, or filing or notification to, any Person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any Subsidiary or any of their assets may be bound, or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or any Subsidiary thereof which violation would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     SECTION 2.9 Issuances of Securities. The offering, issuance, sale and delivery of the Note and the Warrant (and the issuance of the shares of Series H Preferred Stock issuable upon conversion of the Note and the shares of Common Stock issuable upon conversion of the Series H Preferred Stock) as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, are being made in compliance with all applicable state and federal laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that in making the representations and warranties in the foregoing sentence of this Section 2.9, the Company is relying on the representations and warranties made by the Investor in Section 3.4.

     SECTION 2.10 Absence of Certain Developments. The Company's reports filed with the Securities and Exchange Commission pursuant to the Exchange Act or elsewhere in this Agreement (including the Schedules hereto), since December 31, 2001 there has been: (i) no material adverse change in the condition, financial or otherwise, of the Company or its Subsidiaries, taken as a whole, or in the assets, liabilities, properties or business of the Company or its Subsidiaries, taken as a whole; (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company or its Subsidiaries; (iii) no waiver of any valuable right of the Company or its Subsidiaries or cancellation of any material debt or claim held by the Company or its Subsidiaries; (iv) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, agent or shareholder of the Company or any Subsidiary (other than salary increases in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not material); (v) no material loss, destruction or damage to any property of the Company or any Subsidiary whether or not insured; (vi) no change in the senior management or other key personnel of the Company or any Subsidiary with whom the Company or any Subsidiary has a written employment agreement, or the terms and conditions of their employment; (vii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business consistent with past practice; or (viii) any agreement or understanding, whether in writing or otherwise, for the Company or any Subsidiary to take any actions specified in clauses (i) through (vi).

     SECTION 2.11 Commission Filings. The Company has filed all required forms, reports and other documents with the Commission for periods from and after December 31, 2001 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Company has heretofore made available to the Investor all of the Commission Filings, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001. As of their respective dates, the Commission Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company (the "Company Financial Statements") included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

     SECTION 2.12 Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or its Subsidiary, taken as a whole, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries, taken as a whole, in respect of Federal, state or other taxes for all fiscal periods are adequate.

     SECTION 2.13 Litigation. Except as set forth on Schedule 2.13 or as disclosed in the Company's reports filed with the Securities and Exchange Commission pursuant to the Exchange Act, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 2.14 Compliance with Law. The Company and each Subsidiary is in compliance with all applicable laws, regulations, orders, judgments, decrees, permits, licenses, franchises and authorizations, except where the failure to so comply would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under, or in violation of, or has violated (and not cured such violation) any law (including, without limitation, laws relating to the provision of healthcare services, issuance or sale of securities, antitrust, zoning and building codes and ordinances, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such defaults and violations would not, in the aggregate, have a Material Adverse Effect.

     SECTION 2.15 Registration Rights. Except as set forth in Schedule 2.15 hereto, and except for the rights granted to the Investor pursuant to the Registration Rights Agreement of even date herewith, no Person has demand or other registration rights to cause the Company to file any registration statement under the Securities Act relating to the securities of the Company or any right to participate in any such registration statement.

     SECTION 2.16 Insurance. There is in full force and effect certain policies of insurance issued by insurers of recognized responsibility, including, without limitation, fire and casualty insurance, insuring the Company and its Subsidiaries and their properties against such losses and risks, and in such amounts, as are usual and customary in the case of Companies engaged in the same or similar business and similarly situated.

     SECTION 2.17 Transaction Costs. The Company is not obligated for any Transaction Costs relating to the transactions contemplated by this Agreement.

                                   ARTICLE III
           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTOR
           ----------------------------------------------------------

     The Investor represents and warrants to, and agrees with, the Company as follows:

     SECTION 3.1 Organization, Good Standing And Qualification. The Investor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. The Investor has all requisite power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits, to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and all related instruments and agreements executed in connection herewith. The Investor is not in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Investor or to which the Investor is a party or to which its assets are subject which would, in any individual instance, or in any series of related instances, have a Material Adverse Effect.

     SECTION 3.2 Authority. This Agreement, the Registration Rights Agreement and all documents and instruments executed by the Investor pursuant hereto or in connection with the transactions contemplated hereby are valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and all documents and instruments contemplated hereby have been duly authorized by all necessary corporation or other action of the Investor.

     SECTION 3.3 Validity. This Agreement has been duly executed and delivered by the Investor and is the lawful, valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

     SECTION 3.4 Investment Representations.

         (a) The Investor acknowledges that the offer and sale of the Note and the Warrant have not been, nor will the shares of the Series H Preferred Stock or the shares of Common Stock be, registered under the Securities Act, or the securities laws of any state or regulatory body and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Note, the Warrant, and any certificate for shares of Series H Preferred Stock and Common Stock will be imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION

          REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

         (b) The Investor is acquiring the Note (and the shares of the Series H Preferred Stock issuable upon conversion thereof and the shares of Common Stock issuable upon conversion of the Series H Preferred Stock) and the Warrant (and the shares of Common Stock issuable upon exercise thereof), for investment and not with a view to the resale or distribution thereof and is acquiring such securities for its own account.

         (c) The Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor has had the opportunity to investigate on its own the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as the Investor has deemed relevant in making its investment decision.

         (d) The Investor owns 500 shares of the Series E Cumulative Accelerating Redeemable Preferred Stock of the Company, and, in accordance with its rights pertaining thereto, has designated a member of the Board of Directors of the Company, John H. Zeeman.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS
                              ---------------------

The Company covenants that so long as the Note or the Warrant is outstanding:

     SECTION 4.1 Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or one of its Subsidiaries) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.2 Corporate Existence; Subsidiaries; Maintenance of Properties. Each of the Company and its Subsidiaries will preserve and keep in full force and effect its corporate existence, rights and franchises except for any Subsidiary of the Company which is combined or merged with and into the Company. The Company shall at all times own, directly or indirectly, the equity interest in each Subsidiary except for any Subsidiary of the Company which is combined or merged with and into the Company or another Subsidiary. Each of the Company and its Subsidiaries will maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the

Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.2 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of such Person's business and does not cause a Material Adverse Effect.

     SECTION 4.3 Insurance. Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and its Subsidiaries.

     SECTION 4.4 Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.5 Taxes. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any such Subsidiary, provided that neither the Company nor any such Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.6 Inspection of Properties and Books. Within five (5) Business Days of receiving notice (describing with reasonable particularity the books and records to be reviewed), the Company and its Subsidiaries shall permit Investor and its designated representatives to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of each of the Company and its Subsidiaries with, and to be advised as to the same by, officers or partners of such Persons, during normal business hours, in a manner calculated not to disrupt ongoing business activities and at such intervals as such Investor may reasonably request.

                                   ARTICLE V
                                   DEFINITIONS
                                   -----------

     As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

     "Capital Stock" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

     "Certificate of Designation" means the Certificate of Designations, Preferences and Rights of the Series H Cumulative Accelerating Redeemable Preferred Stock of Oncure Technologies Corp., in the form attached hereto as Exhibit C.

     "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Generally accepted accounting principles" or "GAAP" means accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

     "Lien" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, between the Company and the Investor, in the form attached hereto as Exhibit D.

     "Related Agreements" means the Note, the Warrant, the Registration Rights Agreement, the Certificate of Designation and all other documents and instruments executed by the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Subsidiary" means any Person which the Company now or hereafter shall at the time own, directly or indirectly through a subsidiary, at least a majority of the outstanding capital stock (or other beneficial interest) entitled to vote generally; and the term "Subsidiaries" means all of such Persons collectively.

     "Taxes" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

     "Transaction Costs" means any and all costs, fees and expenses of any broker, finder or placement agent incurred by the Company in connection with the transactions contemplated by this Agreement or any Related Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS
                                  -------------

     SECTION 6.1 Fees and Expenses. The Company will bear all of its own expenses in connection with the preparation, negotiation and execution of this Agreement and each of the Related Agreements, and will also reimburse the Investor for, or pay, any reasonable, documented expenses it incurs, upon submission of supporting documentation thereof and subject to Section 1.4(g) hereof, in connection with the preparation, execution and negotiation of this Agreement and Related Agreements.

     SECTION 6.2 Survival. The representations, warranties, covenants and agreements of the Company under or pursuant to this Agreement and each of the Related Agreements shall survive the execution and delivery of this Agreement and each of the Related Agreements and the Closing.

     SECTION 6.3 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

     SECTION 6.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

     SECTION 6.5 Amendments.

         (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

         (b) Any amendment, supplement or modification of or to any provision of this Agreement, the Note or the Warrant, any waiver of any provision of this Agreement, the Note or the Warrant and any consent to any departure by any party from the terms of any provision of this Agreement, the Note or the Warrant shall be effective only if it is made or given in writing and signed by the Company and the Required Holders (as defined below); provided, however, that no such amendment, supplement, modification or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby (A) change the amount or time of any payment or prepayment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (B) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment, supplement, modification. Required Holders shall mean: (i) with respect to the Notes, at any time, the holders of outstanding Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, (ii) with respect to the Warrants, at any time, the holders of outstanding Warrants representing at least a majority of the aggregate Common Stock issuable upon exercise of such Warrants, and (iii) with respect to this Agreement, in accordance with clause
(i), provided that the Notes are outstanding; otherwise, in accordance with clause (ii).

         (c) Any amendment or waiver consented to as provided in this Section
6.5 is binding upon each future holder of any Note or Warrant (as applicable) and upon the Company without regard to whether such Note or Warrant has been marked to indicate such amendment or waiver. No course of dealing between the Company and any holder of a Note or Warrant nor any delay in exercising any rights hereunder or under the Note or Warrant shall operate as a waiver of any rights of any holder of such securities.

     SECTION 6.6 Use of Proceeds. The Company will use the proceeds of the sale of the Note and Warrant to (i) pay certain acquisition costs, fees and expenses in connection with the Company's acquisition of the limited partnership interest of HCA Health Services of Florida, Inc.

in Park South Radiation Oncology Center, Ltd., and (ii) pay any fees and expenses in connection with (x) the issuance and sale of the Notes and the Warrants and (y) any other transaction.

     SECTION 6.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     SECTION 6.8 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:      OnCure Technologies Corp.
                 7450 East River Road, Suite 3
                 Oakdale, CA 95361
                 Attn:  Jeffrey A. Goffman
                 Fax:   (949) 721-6610

                 With a copy to:

                 Scott M. Zimmerman, Esq.
                 Swidler Berlin Shereff Friedman, LLP
                 The Chrysler Building
                 405 Lexington Avenue
                 New York, NY  10174
                 Fax:   (212) 891-9598

To Holder:       Alpine Venture Capital Partners LP
                 One North Clematis Street, Suite 510
                 West Palm Beach, FL 33401
                 Attn:  Stephen J. Warner
                 Fax:   (561) 838-4105

                 With a copy to:

                 Peter J. Sheptak, Esq.
                 Edwards & Angell, LLP
                 One North Clematis Street, Suite 400
                 West Palm Beach, FL 33401
                 Fax:   (561) 655-8719

     SECTION 6.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     SECTION 6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN PALM BEACH COUNTY, FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR ANY RELATED AGREEMENT, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS.

     SECTION 6.11 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and affect as an original signature on this Agreement.

                                    (signature page follows)

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.


                           ONCURE TECHNOLOGIES CORP.

                           By: /s/ Jeffrey A. Goffman
                               -------------------------------------
                               Name:  Jeffrey A. Goffman
                               Title: President and Chief Executive Officer



                           ALPINE VENTURE CAPITAL PARTNERS LP

                           By: Alpine Venture Capital Corp., its general partner

                           By:
                               -------------------------------------
                               Name: Steven J. Warner
                               Title: Chief Executive Officer